SILVER BAY REALTY TRUST CORP. F i r s t Q u a r t e r 2 0 1 5 I n v e s t o r P r e s e n t a t i o n

2 S A F E H A R B O R S T A T E M E N T F O R W A R D - L O O K I N G S T A T E M E N T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the portfolio acquired from The American Home (the “Portfolio”) that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions, difficulties with successfully integrating the Portfolio into Silver Bay’s existing portfolio; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SILVER BAY REALTY TRUST CORP.



Ticker	NYSE: SBY
Indices	MSCI U.S. REIT Index, Russell Small-Cap 2000 Index, and Russell Small Cap Completeness Index
Board	Board with broad public company and real estate experience
Management	Seasoned team with extensive public company and investing knowledge as well as single-family residential and real estate experience
Objective	Focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation

- First publicly traded single-family residential REIT formed in 2012
- Mission of bringing institutional excellence to the single-family rental market
- Capitalize on generational opportunity created by dislocations in U.S. housing market
  - Acquire single-family properties at significant discount to replacement cost
  - Focus on markets with strong demographic and macroeconomic indicators
  - Satisfy growing demand for high quality home rentals
- Diversified portfolio of more than 9,200[(1)] single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas
- Estimated portfolio value of $1.1 billion as of the first quarter of 2015
- Achieved 4% rental increases on renewals and stabilized occupancy of 96% for the first quarter of 2015

(1) As of April 30, 2015, Silver Bay owned a portfolio of approximately 9,200 single-family properties.

SILVERBAY Realty Trust Corp.

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FORMATION AND HISTORY

- SEPTEMBER 2009: PROVIDENT ENTITIES BEGIN ACQUIRING SFRS
- FEBRUARY 2012: TWO HARBORS BEGINS ACQUIRING SFRS
- DECEMBER 19, 2012: SBY COMPLETES ITS FORMATION TRANSACTIONS AND IPO
- MARCH 28-29 2013: ADDED TO THE RUSSELL 2000 INDEX AND MSCI REIT INDEX
- MAY 10, 2013: SECURES A $200 MILLION REVOLVING CREDIT FACILITY
- DECEMBER 4, 2013: LAWRENCE B. SHAPIRO APPOINTED AS COO
- JANUARY 16, 2014: INCREASES CREDIT FACILITY BY $150 MILLION
- MARCH 13, 2014: ANNOUNCES FIRST INCREASE OF DIVIDEND TO $0.03 PER SHARE
- AUGUST 12, 2014: CLOSED $313 MILLION SECURITIZATION TRANSACTION
- SEPTEMBER 4, 2014: ANNOUNCES SECOND INCREASE OF DIVIDEND TO $0.04 PER SHARE
- SEPTEMBER 30, 2014: COMPLETED INTERNALIZATION OF MANAGEMENT
- DECEMBER 18, 2014: ANNOUNCES THIRD INCREASE OF DIVIDEND TO $0.06 PER SHARE
- FEBRUARY 18, 2015: ANNOUNCES ACQUISITION OF THE AMERICAN HOME PORTFOLIO AND AMENDED CREDIT FACILITY TO $400 MILLION
- MARCH 25, 2015: ANNOUNCES FOURTH INCREASE OF DIVIDEND TO $0.09 PER SHARE
- APRIL 1, 2015: COMPLETED ACQUISITION OF THE AMERICAN HOME PORTFOLIO AND TOTAL HOMES EXCEED 9,200

- Provident Entities[1] commenced acquisition of single-family properties in 2009
- Completed IPO of 15.2 million common shares for net proceeds of $263 million, inclusive of over-allotment
- Simultaneously, combined portfolios of single-family homes owned by Two Harbors[2] and Provident Entities[1]
- Launched with diverse portfolio of more than 3,300 homes
- Successfully completed internalization of advisory manager on September 30, 2014
- Acquired The American Home Portfolio for approximately $263 million in cash on April 1, 2015


SBY LISTED NYSE
SILVERBAY
Realty Trust Corp.
SBY LISTED NYSE
NYSE EURONEXT
SILVERBAY
DECEMBER
14
FRIDAY
SBY
LISTED
NYSE

(1) Silver Bay acquired five limited liability companies managed by Provident Real Estate Advisors LLC that the Company refer to as the Provident Entities.
(2) Silver Bay acquired Silver Bay Property Investment LLC (formerly Two Harbors Property Investment LLC), a wholly owned subsidiary of Two Harbors Investment Corp. The Company refers to Silver Bay Property Investment LLC as its Predecessor.

SILVERBAY Realty Trust Corp.

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5 Q1 – 2015 HIGHLIGHTS  Stabilized occupancy reached its highest level since the Company’s formation at 96%  Total revenue increased 8% on a sequential quarter basis to $22.3 million  Net operating income (“NOI”)(1) again outpaced revenue, growing 9% to $11.9 million  Core Funds from Operations (“Core FFO”)(1) in line with the Company’s expectations at $0.12 per share  Increased dividend by 50% to $0.09 per share  Achieved 4% rental increases on renewals for the quarter  Excellent resident retention with trailing twelve months turnover below 30% (1) NOI and Core FFO are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the Operating Partnership for the respective periods. See the non-GAAP reconciliation included in the appendix.

6 STRATEGIC OVERVIEW

7  Acquired 2,373 homes from the American Home Portfolio on April 1, 2015, increasing the total number of homes owned to more than 9,200  Portfolio acquisition of the American Home expanded Silver Bay’s presence in Atlanta, Tampa, Charlotte, and Orlando as well as accelerated the Company’s growth strategy and will allow for leveraging the current operating platform to capture scale efficiencies  The American Home transaction will create significant value for stockholders through increased cash flow and net asset value growth in the coming quarters SILVER BAY WELL POSITIONED FOR 2015 (1) NOI, Estimated NAV and Core FFO are non-GAAP financial measures. Non-GAAP reconciliations of these measures are included in the appendix. (2) Annualized dividend yield calculated by dividing annualized first quarter 2015 dividend of $0.09 by the closing share price on March 31, 2015 of $16.16. RECENT STRATEGIC ACCOMPLISHMENTS  Achieved six consecutive quarters of revenue, NOI and Core FFO(1) growth  Announced fourth dividend increase since formation in first quarter of 2015 to $0.09 per share, or 2.2% dividend yield(2)  Experienced continued portfolio appreciation and reported Q1-2015 Estimated NAV(1) of $20.11 per share  Achieved 96% occupancy on the stabilized portfolio STRONG FINANCIAL AND OPERATING RESULTS 2015 BUSINESS INITIATIVES  Integrate the American Home Portfolio onto Silver Bay’s operating platform; successful integration will be one of the key drivers in achieving FFO expansion in 2015  Strive for operational excellence by further increasing operational efficiency and managing Silver Bay’s portfolio of single-family homes to the highest standards  Further enhance business processes and realize additional cost efficiencies while maintaining high levels of resident satisfaction  Optimize capital structure and portfolio and look for opportunities to further enhance capital structure including evaluating non-core assets  Enhance revenue growth by achieving 3-3.5% rent increases

8 Q1 - 2015 OPERATIONAL AND FINANCIAL SUMMARY  Acquired 85 properties in the Atlanta, Charlotte, Dallas, Jacksonville, Orlando and Southeast Florida markets  Increased stabilized occupancy by two percentage points quarter- over-quarter to 96%  Increased aggregate occupancy by six percentage points quarter- over-quarter to 92%  Total revenue increased 8% quarter-over-quarter to $22.3 million  NOI(1) up 9% on a sequential quarter basis to $11.9 million  Core FFO(1) of $0.12 per share  Property operating and maintenance expense of $4.4 million, or 20% as a percentage of total revenue, compared to 23% for the prior quarter  Property management expense of $2.1 million, or 10% as a percentage of total revenue (1) NOI and Core FFO are non-GAAP financial measures. Core FFO per share amounts are based upon weighted average common shares and common units of the Operating Partnership for the respective periods. See the non-GAAP reconciliation included in the appendix. 93% 95% 95% 94% 94% 96% 0% 20% 40% 60% 80% 100% Q4 - 2013 Q1 - 2014 Q2 - 2014 Q3 - 2014 Q4 - 2014 Q1 - 2015 $16.7 $18.1 $19.2 $20.0 $20.7 $22.3 Q4 - 2013 Q1 - 2014 Q2 - 2014 Q3 - 2014 Q4 - 2014 Q1 - 2015 TOTAL REVENUE ($ IN MILLIONS) STABILIZED OCCUPANCY

9 SILVER BAY PORTFOLIO AND INFRASTRUCTURE DENOTES INTERNALLY MANAGED MARKET NORTHERN CA 384 SOUTHERN CA 151 LAS VEGAS 291 PHOENIX 1,424 TUCSON 209 DALLAS 504 HOUSTON 122 SOUTHEAST FLORIDA 386 JACKSONVILLE 451 COLUMBUS 284 PLYMOUTH CORPORATE HEADQUARTERS ATLANTA 2,738 CHARLOTTE 701 TAMPA 1,081 ORLANDO 516 MORE THAN 9,200 PROPERTIES AS OF APRIL 30, 2015 TAH TRANSACTION  Increased the number of homes in our portfolio by 35% and expanded our presence in Atlanta, Charlotte, Tampa and Orlando  2,373 homes acquired as of April 1st had an average monthly rent of approximately $960 and an occupancy rate of 93%  Expected net yields of 5.5% to 6.0% based on underwriting (1) ‘‘Other’ category consists of properties within Nevada and Ohio. Property counts in each market shown are as of April 30, 2015. GA 30% FL 26% AZ 18% NC 7% TX 7% CA 6% Other 6% (1) PROPERTIES BY STATE

10 FOCUS ON FUTURE CASH FLOW GENERATION (1) NOI and Core FFO are non-GAAP financial measures. The non-GAAP reconciliations of these measures are included in the appendix. (2) On August 12, 2014, the Company completed a $313 million securitization transaction with a blended effective interest rate of LIBOR plus 192 basis points. Subsequent to closing, the Company used the proceeds from the securitization to pay down the balance on the Company’s credit facility and reduced the size of the credit facility to $200 million. On February 18, 2015, Silver Bay executed an amendment to its credit facility that increased its borrowing capacity to $400.0 million. The Company utilized the credit facility to fund the American Home transaction on April 1, 2015. The amended revolving credit facility bears interest at a varying rate of the London Interbank Offered Rate (“LIBOR”) plus 300 basis points and is not subject to a LIBOR floor.  Acquisition and integration of The American Home portfolio, which has occupancy in the low 90% range, will be immediately accretive to FFO by layering approximately 2,460 properties onto Silver Bay’s established operating platform  Benefit from lower cost of debt as a result of favorable terms on the upsized credit facility and completed securitization(2)  Target 2015 rent growth of 3.0-3.5%  Seek to enhance operational efficiency to continue to improve NOI margin − Internalize service and repairs and maintenance crews in our largest markets to allow for greater savings and cost control − Improve customer service to drive resident retention and limit turnover FINANCIAL OVERVIEW (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA) AT OR FOR THE THREE MONTHS ENDED MARCH 31, 2015 AT OR FOR THE THREE MONTHS ENDED MARCH 31, 2014 Total Revenue $22,252 $18,131 Net Operating Income(1) $11,876 $9,223 NOI Margin 53.4% 50.9% Core Funds from Operations available to common shares and units(1) $4,465 $2,631 Core FFO per share(1) $0.12 $0.07 Investments in Real Estate, gross $967,424 $795,881 Total Assets $1,005,673 $865,313 Outstanding Borrowings Under Securitization and Credit Facility(2) $392,441 $198,475 Total Liabilities $418,347 $214,217 2015 KEY DRIVERS OF FFO EXPANSION

11 $870,000 $880,000 $890,000 $900,000 $910,000 $920,000 $930,000 $940,000 $950,000 $960,000 $970,000 Q1 - 2014 Q2 - 2014 Q3 - 2014 Q4 - 2014 Q1 - 2015 T h o u sand s PORTFOLIO VALUE CREATION CAPTURING VALUE: Q1 - 2014 PORTFOLIO, ONE YEAR LATER ESTIMATED VALUE OF REAL ESTATE ASSETS OWNED AT Q1-2014 INCREASED 6% YEAR-OVER-YEAR(1)  Achieving portfolio growth through disciplined acquisitions continues to be a top strategic priority  Continued housing price appreciation in all Silver Bay markets  Estimated portfolio value of $1.1 billion as of March 31, 2015  Acquired 2,373 homes from the American Home Portfolio on April 1, 2015, increasing the total number of homes owned to over 9,200 (1) Quarterly values based on 5,729 properties owned at both March 31, 2014 and March 31, 2015. (2) “MSA” means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties. MSA used for Northern California is Vallejo-Fairfield, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia. MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno Valley. MSA used for Southeast FL is Fort Lauderdale-Pompano Beach-Deerfield Beach, FL. MSA used for Dallas is Fort Worth-Arlington. (3) Peak refers to highest historical home prices in a particular market prior to the start of the housing recovery. Trough refers to lowest home prices in a particular market since the peak. (4) Assumes closing on entire portfolio of The American Home. Silver Bay’s agreement with The American Home contemplates the potential for staged closings on certain properties or not closing on all properties for which certain defects are not cured. M S A H O M E P R I C E A P P R E C I A T I O N ( “ H P A ” )(2) S O U R C E : C O R E L O G I C A S O F F E B R U A R Y 2 0 1 5 MARKET HPA (Peak to Trough)(2) HPA (Peak to Current) HPA (Prior 12 months) HPA (Prior 3 months) Phoenix, AZ -53% -29% 3% 1% Tucson, AZ -42% -31% 2% 1% Northern CA(2) -58% -33% 7% --% Southern CA(2) -53% -30% 5% 1% Jacksonville, FL -41% -29% 6% --% Orlando, FL -55% -37% 3% --% Southeast FL(2) -53% -35% 6% 1% Tampa, FL -48% -33% 5% --% Atlanta, GA -34% -8% 7% --% Charlotte, NC -17% 5% 6% 3% Las Vegas, NV -60% -38% 6% --% Columbus, OH -18% -4% 6% -1% Dallas, TX(2) -13% 7% 7% 1% Houston, TX -13% 17% 10% 3% NATIONAL -32% -12% 6% 1%

12 $140 $150 $160 $170 $180 $190 $200 $210 $220 $230 $240 B U Y I N G B E L O W R E P L A C E M E N T C O S T S S U G G E S T S L O N G - T E R M A P P R E C I AT I O N P O T E N T I A L (1) (1) The information presented in this chart represents illustrative appreciation for residential real properties and assumes that property prices in each scenario revert to replacement cost. The estimated increases in property values and the related returns are provided for illustrative purposes only and do not represent Silver Bay’s actual or predicted future performance. You should not rely on this information as actual results may differ materially. Amounts as of March 31, 2015. (2) Estimated current replacement cost is calculated by utilizing the National Association of Home Builders’, or NAHB, 2013 total construction cost and average property square foot to estimate average construction cost per square foot. This estimate, in addition to NAHB’s average finished lot cost, is applied to Silver Bay’s portfolio of single-family homes. SBY AVERAGE COST BASIS PER HOME $141K SBY ESTIMATED PORTFOLIO VALUE PER HOME $161K ESTIMATED CURRENT REPLACEMENT COST(2) ~$207K ESTIMATED 5-YEAR REPLACEMENT COST ASSUMES 2.5% INFLATION ~$235K

13 COMMITMENT TO DELIVERING STOCKHOLDER VALUE (1) NOI and Estimated NAV are non-GAAP financial measures. Estimated NAV per share amounts are based upon common shares outstanding plus common units as of March 31, 2015. Non-GAAP reconciliations of these measures are included in the appendix.  Disciplined approach to acquisitions is paramount to delivering attractive total returns  Acquiring homes at a discount and with compelling rental yields  Portfolio of homes located in the most desirable demographic markets  Seasoned management team and institutional-grade infrastructure with a significant focus on technology to drive efficiencies STRONG INDUSTRY FUNDAMENTALS POSITIONED TO DELIVER ATTRACTIVE RETURNS  Large asset class with very small institutional presence  Macroeconomic and demographic trends support long-term industry outlook  Historically low net additions to housing stock with rising demand  Historical correlation between home price appreciation and rental growth  Current capacity for asset growth combined with gains in occupancy and NOI(1) margins to increase cash flow  Internalized advisory management structure, which resulted in increased Core FFO  Completed securitization and credit facility provides for reduced financing costs and capital structure optimization to increase ROE  Commitment to increasing cash distributions to stockholders  Compelling valuation based on Estimated NAV(1) of $20.11 per share as of March 31, 2015 SILVER BAY COMPETITIVE ADVANTAGE

14 O P E R AT I O N S O V E R V I E W

BUSINESS OBJECTIVES

OBJECTIVES:

- *Provide high quality rental homes with best-in-class customer service to create a long-term sustainable business*
- *Achieve attractive total return combining capital appreciation with rental cash flow yields*

ACQUISITIONS

- Disciplined growth through rigorous asset selection
- Dedicated focus on properties exhibiting attractive total return profile
- Selection of high-quality homes in resident preferred locations

RENOVATIONS

- High-quality up-front initial renovations to minimize future ongoing maintenance expenses
- Standardized fit and finish maximizes longevity and cost savings as well as resident satisfaction

PROPERTY MANAGEMENT

- Rigorous resident screening process ensures quality residents with increased likelihood of long term tenancy
- Excellence in customer service to provide resident satisfaction and establish lasting relationships

ACHIEVE EFFICIENCIES

- Expand operating platform and capture efficiencies of scale
- Establish brand as preferred manager within single-family rental community
- Leverage G&A, reduce per unit operating expenses and lower cost of capital

SILVERBAY Realty Trust Corp.
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16 ACQUISITION STRATEGY AND ASSET SELECTION PROCESS TARGETED MSA EVALUATION NEIGHBORHOOD EVALUATION RIGOROUS PROPERTY DILIGENCE AND ASSESSMENT RENOVATION ASSESSMENT COMPREHENSIVE RENTAL AND RESIDENT EVALUATION  Macroeconomic and demographic factors including population growth, unemployment and median income  Analyze a variety of local market trends  Supply of available assets at discount to replacement cost  Physical visits to properties − Comprehensive on-site assessment for broker and bulk sourced properties − Drive-by inspection for auction sourced properties  Review title  Vintage and location; price vs. estimated replacement costs  Property and home characteristics that are suitable for rental  Proximity to key employment centers and other properties in portfolio, ease of transportation and commute, school districts, and low crime neighborhoods, etc.  Renovation required vs. acquisition price  Focus on attractive risk-adjusted net rental yields and minimizing future maintenance  Assessment of rental rates and potential resident pool availability − Collaborative effort with local partners − Leverage public databases and exclusive relationships − Rental growth assumption not reflected in underwriting − Assumption to own property for indefinite period of time  Comprehensive initial renovation assumption  Annual repairs reflects full property life cycle  Estimates of time to stabilize and vacancy cost

RENOVATIONS


BEFORE


AFTER

EXTERIOR WORK MAY INCLUDE:

- Landscaping and yard cleanup
- Paint or exterior wash
- Driveway cleaning
- Roof replacement, if necessary


BEFORE


AFTER

INTERIOR RENOVATION MAY INCLUDE:

- New carpet or refinished flooring
- Paint all interior walls including molding and trim
- All mechanical systems in the house are inspected and repaired or replaced, if necessary
- Safety items (smoke detectors, GFCI outlets, etc.) are in good working order or replaced/installed


BEFORE


AFTER

KITCHEN RENOVATION MAY INCLUDE:

- New appliance package
- Cabinet refresh, including new hardware or total cabinet replacement, if needed
- New flooring
- New light fixtures

SILVERBAY Realty Trust Corp.
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18  Centralized call center for service work orders allows for standardized communications and troubleshooting problems over the phone without dispatching contractors where possible  Customer portal where residents can pay rent, enter work orders online and receive communications regarding their house  Resident guide for new residents which details specifics about their house, how to contact the company for service, utility providers, local amenities and how to care for their home  Move-in inspection to demonstrate the house and the different functions – where the electric panel is located, how to shut off the water, how to change furnace filters, etc.  Quarterly newsletters which give information about new ways to pay such as walk-in payments through retailers and credit card payments and useful home information like how to keep your house cool in the summer as well as general updates and seasonal items of note RESIDENT CENTRIC PROPERTY MANAGEMENT(1) CUSTOMER SERVICE AND COMMUNICATION LEASING  Prospective residents are directed to a national call center (locally in third-party markets) to schedule showings for homes that best meet their needs  Online rental application process for resident convenience and increased processing speed  Resident screening process critical to reducing evictions, future turnover and associated costs and includes a review of a prospect’s credit, criminal background, residential history and verification of minimum income of 3x the monthly rent  Managers submit renewal correspondence to quality residents at least 60 days prior to their lease expiration  By keeping residents in our properties, we are able to maximize occupancy, minimize turnover, and drive cash flow generation (1) Representative of marketing and leasing processes for Silver Bay internal markets. Third-party partners are contracted to adhere to Silver Bay corporate guidelines, which may be modified to conform to local market conventions.

SILVER BAY INTEGRATED BUSINESS SYSTEMS & DATA

ACQUISITIONS & PROJECT MANAGEMENT SYSTEM

- Custom cloud-based system managing acquisitions and projects (renovations/turns)
- Centralized monitoring on a real-time basis from mobile devices
- Fully secured between local markets and external partners
- Provides real-time reports at a property level across all markets and managers
- Oversight of acquisitions, project vendors, bids, timelines and expenses

PROPERTY MANAGEMENT SYSTEM

- Management of properties - stabilizing, move-ins/outs, turnovers, expenses/charges, etc.
- Integrated accounting automation
- Work Order Processing and Management
- Marketing
- Tenant Portal

CORPORATE ACCOUNTING SYSTEM

- Enterprise corporate accounting system
- All property management/accounting systems automatically feed into central corporate system
- Corporate GL and Fixed Asset Accounting



Corporate Accounting
Property Management
Third-Party
MONTHLY
DAILY
Property Management
Internal
DAILY
Integration Hub
(SQL Server Integration Services)
Data Staging / Integration
Data Validation / Cleansing
DAILY
Data Warehouse
(SQL Server Analysis Services)
Consolidated Data
Reporting / Analytics
Reporting & Analytics
DAILY
DAILY
On Demand
Acquisitions and Stabilization
AVM
Other Business Systems
Data Exports

OTHER BUSINESS SYSTEMS

- Document & Workflow Management System
- HR Systems
- Automated Valuation Modeling
- Enterprise Reporting and Business Intelligence
- Litigation Tracking Application
- Centralized Help Desk and Call Center

BUSINESS INTELLIGENCE AND REPORTING

- Full set of integrated data between all systems and business areas
- Self-service and ad hoc reporting capabilities
- Industry leading business intelligence and reporting technology platform

SILVERBAY Realty Trust Corp.
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20 SINGLE-FAMILY RENTAL INVESTMENT OPPORTUNITY

21 -10% 10% 30% 50% 70% 90% 110% 130% 150% NATIONAL Atlanta Phoenix Tampa -8% -6% -4% -2% 0% 2% 4% 6% 8% -25% -20% -15% -10% -5% 0% 5% 10% 15% HOME PRICES LISTING RENTS LAGGED 12 MONTHS - RIGHT AXIS TOTAL RETURN OPPORTUNITY: COMBINING CAPITAL APPRECIATION AND RENTAL YIELD  Prices in Silver Bay’s markets remain well below peak levels despite the recent recovery  Pricing in many Silver Bay markets at or below levels seen more than a decade ago in light of household growth and limited new supply over the last six years  Attractive environment to continue acquiring in select markets at levels below replacement cost CAPITAL APPRECIATION POTENTIAL NATIONAL PEAK TO TROUGH(2) -29% PAST TWELVE MONTHS 6% (1) Source: CoreLogic. (2) Peak refers to highest historical home prices in a particular market. Trough refers to lowest home prices in a particular market since the peak. U.S. HOUSING PRICES(1) YEAR- OVER- YEAR CHANGE YEAR-OVER-YEAR CHANGE, 12 MONTH LAG CORRELATION BETWEEN HOME PRICES AND RENTS(1)  Multiple factors contributing to strong rental demand for single- family properties  Availability of single-family rental properties with attractive gross yield profiles  High correlation between rental rates and HPA over time suggests future rent growth as home prices put upward pressure on rents RENTAL YIELD

THE SHIFT TOWARDS RENTING

- Decline in homeownership has created more renter households
- Single-family rentals are preferred by people who have lost their homes to foreclosure in order to maintain the same lifestyle, neighborhood, schools and proximity
- Student loan debt and amount of debt per household has increased, reducing appetite for additional long term debt obligations such as a mortgage
- Need for increased flexibility in more uncertain economy
- Fewer hassles related to maintaining a property such as repair and maintenance costs

HOMEOWNERSHIP AND RENTAL VACANCY RATES(1)


70%
69%
68%
67%
66%
65%
64%
63%
62%
11%
10%
9%
8%
7%
6%
5%
11%
69%
7%
65%
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
Homeownership Rate
Rental Vacancy Rate - Right Axis

2014 MACARTHUR FOUNDATION HOUSING SURVEY(2)

Compared with 20 or 30 years ago, ***renting*** *a home after age 30 is:*


72% more likely
Somewhat more 29%
Much more 43%
22% less likely
Somewhat less 13%
Much less 9%
More likely to occur today
Less likely to occur today

Compared with 20 or 30 years ago, how likely is it for families today to build equity and wealth through ***homeownership****?*


64% less likely
30% more likely
Somewhat more 20%
Much more 10%
Somewhat less 32%
Much less 32%
More likely today
Less likely today

SILVERBAY Realty Trust Corp.

(1) Source: U.S. Census Bureau.
(2) Based on information contained in a press release issued by the MacArthur Foundation on April 3, 2013 available at: http://www.macfound.org/press/press-releases/how-housing-matters-survey-finds-american-attitudes-transformed-housing-crisis-changes-lifestyle/ and used under the Creative Commons license available at: http://creativecommons.org/licenses/by-nc/4.0/legalcode.

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23 MACROECONOMIC AND DEMOGRAPHIC INDICATORS SUPPORT LONG-TERM DEMAND IN SILVER BAY MARKETS  Muted single-family starts  Obsolescence of older housing stock  Lower supply of existing homes on market  Rising home prices  Improving job growth  Declining homeownership rate  Increase in household formation  Credit availability continues to be tight  Shift in preference towards renting LONG-TERM DEMAND FOR SINGLE- FAMILY RENTAL HOMES HOUSING STARTS (IN MILLIONS)(1) MONTHLY SUPPLY OF HOMES(2) (1) Source: U.S. Census Bureau. (2) Source: FRED, Federal Reserve Economic Data, Federal Reserve Bank of St. Louis: Monthly Supply of Homes in the United States; U.S. Department of Commerce: Census Bureau; http://research.stlouisfed.org/fred2/series/MSACSR; accessed May 28, 2015. LIMITED HOUSING SUPPLY INCREASING DEMAND 4.8 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 0 5 10 15 20 25 19 5 9 19 6 4 19 6 9 19 7 4 19 7 9 19 8 4 19 8 9 19 9 4 19 9 9 2 0 0 4 2 0 0 9 2 01 4

24 A D V A N T A G E S O F S I N G L E - F A M I L Y M O D E L  Institutional ownership estimated to be 2-3% of single- family rental sector(1) − Opportunity to capture market share from non- institutional operators  Typical single-family residents are families who choose homes based on neighborhood safety, proximity to employment centers and quality of local schools − Lower turnover proving to be a characteristic of single- family rentals as families put down roots and are less inclined to move  Potential for future rental increases − Residents less likely to leave schools and neighborhoods in which they have established a home − Higher relative moving costs compared to apartment living − Rising costs of home ownership − High resident income-to-rent ratios can support rental increases without significant resident income growth Q1 – 2015 ANNUALIZED TURNOVER(3) 29% 46% 0% 10% 20% 30% 40% 50% SBY Multi-family REITs Q1 – 2015 STABILIZED OCCUPANCY(2) 96% 95% 50% 60% 70% 80% 90% 100% SBY Multi-family REITs (1) Sources: Based on estimates of Silver Bay. (2) Multi-family REITS that publish stabilized or same-store occupancy and were used in the calculation of this average include ACC, AEC, AIV, AVB, CPT, ELS, ESS, EQR, HME, MAA, PPS, SUI, and UDR. Source: Company filings. (3) Multi-family REITS that publish annualized turnover and were used in the calculation of this average include AVB, EQR, MAA and PPS. Source: Company filings.

25 A P P E N D I X

PORTFOLIO OF SINGLE-FAMILY PROPERTIES

As of March 31, 2015

MARKET	NUMBER OF PROPERTIES[1]	AGGREGATE COST BASIS[2] (THOUSANDS)	AVERAGE COST BASIS PER PROPERTY (THOUSANDS)	AVERAGE AGE[3] (IN YEARS)	AVERAGE SQUARE FOOTAGE
Phoenix	1,424	$ 201,719	$ 142	26.2	1,636
Atlanta	1,133	143,403	127	18.5	1,983
Tampa	926	133,046	144	25.4	1,656
Dallas	503	66,948	133	23.0	1,619
Jacksonville	450	59,265	132	26.4	1,527
Southeast FL[4]	385	74,720	194	43.4	1,495
Northern CA[4]	384	72,591	189	46.4	1,401
Orlando	335	49,644	148	27.4	1,555
Las Vegas	291	41,298	142	18.7	1,717
Columbus	284	32,913	116	37.6	1,414
Charlotte	262	36,645	140	13.9	1,804
Tucson	209	17,347	83	42.0	1,330
Southern CA[4]	156	23,715	152	45.0	1,346
Houston	122	14,170	116	31.0	1,653
Totals	**6,864**	**$ 967,424**	**$ 141**	**27.4**	**1,647**

(1) Total properties exclude properties held for sale or sold by the Company's taxable REIT subsidiary and any properties previously acquired in purchases that have been subsequently rescinded or vacated.
(2) Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through March 31, 2015 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $9.5 million in capital improvements, incurred from the Company's formation through March 31, 2015, made to properties that had been previously renovated, but does not include accumulated depreciation.
(3) As of March 31, 2015, approximately 8% of the properties in the aggregate portfolio were less than 10 years old, 33% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 9% were between 40 and 50 years old and 12% were more than 50 years old. Average age is an annual calculation.
(4) Northern California market currently consists of Contra Costa, Napa and Solano counties. Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties. Southern California market currently consists of Riverside and San Bernardino counties.

SILVERBAY Realty Trust Corp.

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PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES

As of March 31, 2015

MARKET	NUMBER OF PROPERTIES	NUMBER OF STABILIZED PROPERTIES(1)	PROPERTIES LEASED	PROPERTIES VACANT	AGGREGATE PORTFOLIO OCCUPANCY RATE	STABILIZED OCCUPANCY RATE	AVERAGE MONTHLY RENT(2)
Phoenix	1,424	1,424	1,386	38	97.3%	97.3%	$ 1,073
Atlanta	1,133	1,111	1,064	69	93.9%	95.8%	1,155
Tampa	926	926	884	42	95.5%	95.5%	1,285
Dallas	503	469	427	76	84.9%	91.0%	1,280
Jacksonville	450	414	392	58	87.1%	94.7%	1,115
Southeast FL	385	331	305	80	79.2%	92.1%	1,668
Northern CA	384	384	376	8	97.9%	97.9%	1,526
Orlando	335	319	316	19	94.3%	99.1%	1,214
Las Vegas	291	291	287	4	98.6%	98.6%	1,166
Columbus	284	284	275	9	96.8%	96.8%	1,047
Charlotte	262	169	145	117	55.3%	85.8%	1,194
Tucson	209	209	201	8	96.2%	96.2%	840
Southern CA	156	155	152	4	97.4%	98.1%	1,185
Houston	122	122	119	3	97.5%	97.5%	1,225
Totals	**6,864**	**6,608**	**6,329**	**535**	**92.2%**	**95.8%**	**$ 1,200**

SILVERBAY Realty Trust Corp.

(1) The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements.

(2) Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of March 31, 2015 and reflects rent concessions amortized over the life of the related lease.

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28 ESTIMATED PORTFOLIO AND ESTIMATED NET ASSET VALUE Estimated Portfolio Value and Estimated Net Asset Value (“NAV”) are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. A description of the Company’s Automated Valuation Model (“AVM”) along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link. The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV: (1) Per share amounts are based upon common shares outstanding of 36,363,059 plus 2,231,511 common units for a total of 38,594,570 fully diluted shares outstanding as of March 31, 2015. (2) Difference between AVM derived value of the Company’s portfolio of properties of $1.1 billion which assumes all properties are fully renovated, and net investments in real estate. (3) Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed. (4) Book value as defined by U.S. generally accepted accounting principles (“GAAP”) represents total assets less total liabilities and less preferred stock in mezzanine or total equity. (AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA) MARCH 31, 2015 AMOUNT PER SHARE(1) Investments in real estate, gross $ 967,424 $ 25.06 Accumulated depreciation (49,890) (1.29) Investments in real estate, net 917,534 23.77 Add: Increase in estimated fair market value of investments in real estate(2) 191,490 4.96 Less: Estimated Renovation Reserve(3) (1,685) (0.04) Estimated Portfolio Value $ 1,107,339 $ 28.69 Book value(4) $ 586,326 $ 15.19 Less: Investments in real estate, net (917,534) (23.77) Add: Estimated Portfolio Value 1,107,339 28.69 Estimated Net Asset Value $ 776,131 $ 20.11

NET OPERATING INCOME

Net operating income ("NOI") is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners' association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, the former advisory management fees, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs such as the former 5% property management fee payable prior to the Internalization because it more closely represented additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of our real estate operations.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	THREE MONTHS ENDED			
	MARCH 31, 2015		MARCH 31, 2014	
Net loss	$	(3,841)	$	(4,365)
Depreciation and amortization		7,111		6,145
Advisory management fee - affiliates		-		2,201
Portfolio acquisition expense		755		-
General and administrative		4,050		1,919
Share-based compensation		497		198
Interest expense		3,486		2,327
Other		(266)		411
Property operating and maintenance add back:				
Market ready costs prior to initial lease and other		84		89
Property management add backs		-		298
Net operating income	$	11,876	$	9,223
Net operating income as a percentage of total revenue		53.4%		50.9%

SILVERBAY Realty Trust Corp.

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FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS

Funds From Operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. Core Funds From Operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the portfolio of properties acquired from the American Home, certain fees and expenses related to its securitization transaction, share-based compensation, write-offs of expenses associated with changes in debt structure, and certain other non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership. The following table sets forth a reconciliation of net loss as determined in accordance with GAAP and the Company's calculations of FFO and Core FFO for the three months ended March 31, 2015 and 2014. Also presented is information regarding the weighted-average number of shares of common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per-share amounts):

	THREE MONTHS ENDED MARCH 31, 2015		THREE MONTHS ENDED MARCH 31, 2014	
Net loss	$	(3,841)	$	(4,365)
Depreciation and amortization		7,111		6,145
Other		(286)		295
Funds from operations	$	2,984	$	2,075
Adjustments:				
Portfolio acquisition expense		755		-
Acquisition fees and costs expensed and other		-		60
Securitization fees and costs expensed[1]		-		110
Share-based compensation		497		198
Market ready costs prior to initial lease and other		84		89
System implementation costs		-		124
Write-off of deferred financing fees		31		-
Amortization of discount on securitization loan		75		-
Other[2]		64		-
Core funds from operations	$	4,490	$	2,656
FFO	$	2,984	$	2,075
Preferred stock distributions		(25)		(25)
FFO available to common shares and units	$	2,959	$	2,050
Core FFO	$	4,490	$	2,656
Preferred stock distributions		(25)		(25)
Core FFO available to common shares and units	$	4,465	$	2,631
Weighted average shares and units outstanding[3]		38,660,320		38,542,728
FFO per share	$	0.08	$	0.05
Core FFO per share	$	0.12	$	0.07

(1) Represents non-capitalizable costs related to our securitization transaction for personnel and other matters.
(2) Non-comparable costs from prior periods.
(3) Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

SILVERBAY Realty Trust Corp.

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31 3300 FERNBROOK LANE NORTH | SUITE 210 | PLYMOUTH | MN | 55447 P: 952.358.4400 | E: INVES TO RS@ SILVERBAYMGMT .C OM